                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

                              [Amendment No.____]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 RED HAT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                                 RED HAT, INC.
                             2600 Meridian Parkway
                               Durham, NC 27713

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 2, 2001

  The Annual Meeting of Stockholders of Red Hat, Inc. (the "Company") will be held at the Company's headquarters located at 2600 Meridian Parkway, Durham, North Carolina, on Thursday, August 2, 2001, 10:00 a.m. local time, to consider and act upon each of the following matters:

  1. To elect two members to the Board of Directors to serve for a three-year term as Class II Directors;
  2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 225,000,000 to 300,000,000;
  3. To amend the Red Hat, Inc. 1999 Stock Option and Incentive Plan to increase the number of shares authorized for awards from 13,000,000 to 28,000,000; and
  4. To transact such other business as may properly come before the meeting and any adjournments thereof.

  The foregoing items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on June 4, 2001, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 2600 Meridian Parkway, Durham, North Carolina, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Mark H. Webbink
                                          Mark H. Webbink
                                          Secretary


Durham, North Carolina

June 22, 2001

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                 RED HAT, INC.
                             2600 Meridian Parkway
                               Durham, NC 27713

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on August 2, 2001

                                    GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Red Hat, Inc. ("Red Hat" or the "Company") for use at the Annual Meeting of Stockholders to be held at the Company headquarters located at 2600 Meridian Parkway, Durham, North Carolina on Thursday, August 2, 2001 at 10:00 a.m. and at any adjournments thereof (the "Annual Meeting"). All proxies will be voted in accordance with the stockholder's instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company; or (ii) attending the Annual Meeting and voting in person.

  Only stockholders of record as of the close of business on June 4, 2001, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of June 4, 2001, there were an aggregate of 169,832,084 shares of common stock, par value $.0001 per share, of the Company outstanding and entitled to vote. Each share is entitled to one vote.

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken, should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  The Company's Annual Report on Form 10-K containing financial statements for the fiscal year ended February 28, 2001 is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about June 22, 2001.

                               VOTING PROCEDURES

  The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

  Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The two nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected as Class II Directors for a three-year term. Shares represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted for the election of the nominee. If a stockholder properly withholds authority to vote for the nominee, such stockholder's shares will not be counted toward the nominee's achievement of a plurality.

  Amendment of the Certificate of Incorporation. An amendment to the certificate of incorporation which increases the number of authorized shares of common stock requires the affirmative vote of a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote. Shares represented by proxies received by the Board of Directors and not marked as either for or against this amendment or abstaining will be voted for the amendment. Abstentions, as well as broker "non-votes" will not be considered to have been voted for this matter and have the practical effect of votes against the proposal.

  Amendment of the 1999 Stock Option and Incentive Plan. Any amendment to the 1999 Stock Option and Incentive Plan may be approved by the affirmative vote of the majority of the shares present or represented by proxy and voting on the matter. Shares represented by proxies received by the Board of Directors and not marked as either for or against this amendment or abstaining will be voted for the amendment. Abstentions, as well as broker "non-votes" are not considered to have been voted for this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

  Other Matters. The affirmative vote of the majority of shares present, in person or represented by proxy, and voting is required for approval for all other matters being submitted to the stockholders at the Annual Meeting. Abstentions, as well as broker "non-votes" are not considered to have been voted for this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Pursuant to the Company's certificate of incorporation, the Board of Directors of the Company is divided into three classes. There are two directors currently serving in each of Class I and Class II and three directors currently serving in Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The Class II Directors' term will expire at this Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. Prior to the Annual Meeting, Eric Hahn and F. Selby Wellman were the Class I Directors; Kevin Harvey and Matthew Szulik were the Class II Directors; and Robert F. Young, Eugene J. McDonald, and William S. Kaiser were the Class III Directors. Mr. Harvey has elected not to stand for re-election. The nominees for Class II Director are Eugene J. McDonald, presently a Class III Director of the Company, and Matthew Szulik, presently a Class II Director of the Company. Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number.

Board of Directors Meetings and Committees

  The Board of Directors of the Company held sixteen (16) meetings during the fiscal year ended February 28, 2001. With the exception of Marc Ewing, whose term to the Board of Directors ended at the last Annual Meeting, each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which he then served held during fiscal 2001. The Company has standing compensation and audit committees. The compensation committee, of which Messrs. Harvey, Kaiser and Hahn are members, determines the compensation of the Company's senior management and administers the Company's stock option and stock purchase plans. The compensation committee held four meetings during fiscal 2001. The audit committee, of which Mr. Messrs. Harvey, Kaiser and McDonald are members, oversees financial results and internal controls of the Company, including matters relating to the appointment and activities of the Company's independent auditors. The audit committee held four meetings during fiscal 2001.

Compensation of Directors

  Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and for meetings of any committees of the Board of Directors on which they serve. Directors are also eligible to participate in Red Hat's 1999 Stock Option and Incentive Plan. Upon initial election or appointment to the Board of Directors, a new non-employee director is granted a non-qualified option to purchase 40,000 shares of common stock at a price equal to fair market value on the date of grant. This option vests 33 1/3% one year from grant date and 8 1/3% at the end of each three-month period thereafter. Upon re-election, a non-employee director is granted a non-qualified option to purchase 20,000 shares of common stock at a price equal to fair market value on the date of grant. This option vests 33 1/3% one year from the date of re-election and 8 1/3% at the end of each three-month period thereafter. In addition, upon completion of each year of a non-employee director's tenure, the director is granted a non-qualified option to purchase 10,000 shares of common stock at a price equal to fair market value on the date of grant. This option is fully vested upon grant. The following table sets forth the options granted to non-employee directors during the fiscal year ended February 28, 2001.

                OPTION GRANTS TO DIRECTORS IN LAST FISCAL YEAR

                                                                 No. of Exercise
Name                                                    Type     Shares  Price
----                                                 ----------- ------ --------
McDonald............................................ Initial     40,000 $20.0625
Kaiser.............................................. Initial(1)  20,000 $20.0625
Kaiser.............................................. Annual      10,000 $  18.00
Hahn................................................ Re-election 20,000 $  18.50
Harvey.............................................. Annual      10,000 $ 24.188
Wellman............................................. Initial     40,000 $  8.656

--------
(1) This grant to Mr. Kaiser was made to correct for an under-granting of the initial shares made to Mr. Kaiser in July 1999.

Directors and Executive Officers

  The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the date of the Annual
Meeting:

Name                      Age                            Position
----                      --- ---------------------------------------------------------------
Robert F. Young.........   46 Chairman of the Board of Directors (Class III Director)
Matthew J. Szulik (1)...   44 President, Chief Executive Officer and Class II Director
Timothy J. Buckley (1)..   50 Executive Vice President and Chief Operating Officer
Kevin B. Thompson (1)...   36 Executive Vice President, Chief Financial Officer and Treasurer
Paul J. Cormier (1).....   44 Executive Vice President--Engineering
Mark H. Webbink (1).....   50 Senior Vice President, General Counsel and Secretary
Howard A. Jacobson (1)..   40 Senior Vice President--Corporate Development
James J. Neiser (1).....   50 Senior Vice President and Chief Marketing Officer
Michael Tiemann.........   36 Chief Technology Officer
Eric Hahn (2)...........   41 Class I Director
F. Selby Wellman........   59 Class I Director
Kevin Harvey (2)(3).....   36 Class II Director
William S. Kaiser
 (2)(3).................   45 Class III Director
Eugene J. McDonald (3)..   69 Class III Director

--------
(1) Officers of the Company are elected annually by the Board of Directors and serve until the next Annual Meeting of the Board of Directors and until their respective successors are elected and qualified or until their earlier resignation or removal.
(2)  Member of Compensation Committee.
(3)  Member of Audit Committee.

 Executive Officers

  Robert F. Young co-founded Red Hat and served as its President and a director from its inception until November 1998. In November 1998, he was elected as Chief Executive Officer and Chairman of the Board of Directors. In November 1999, he resigned as Chief Executive Officer and currently serves as the Chairman of the Board of Directors.

  Matthew J. Szulik has served as Chief Executive Officer since November 1999, as President since November 1998 and as a director since April 1999. Mr. Szulik also served as Chief Operating Officer from November 1998 to April 1999. From September 1997 to October 1998, Mr. Szulik served as President of Relativity Technologies, a computer software company. From February 1996 to May 1997, Mr. Szulik served as President of Sapiens International, a computer software company. Prior to that, from January 1993 to December 1995, he served as Senior Vice President in charge of sales and marketing for MapInfo Corp., a computer software company. Mr. Szulik is also a director of Tibco Software Inc.

  Timothy J. Buckley has served as Executive Vice President since February 2001 and Chief Operating Officer since April 1999. Mr. Buckley also served as Senior Vice President from April 1999 to February 2001. From October 1997 until April 1999, Mr. Buckley was Senior Vice President of Worldwide Sales at Visio Corp., a business software company ("Visio"). Mr. Buckley joined Visio in November 1993 and served as Visio's Vice President of Worldwide Sales until his promotion in October 1997.

  Kevin B. Thompson has served as Executive Vice President since February 2001 and Chief Financial Officer since November 2000. From November 2000 to February 2001, Mr. Thompson served as Senior Vice President. From September 2000 to November 2000, Mr. Thompson served as Vice President--Operations. From June 2000 until September 2000, Mr. Thompson was a Technology Partner with the international accounting firm of PricewaterhouseCoopers, LLP. Mr. Thompson joined PricewaterhouseCoopers in January 1998. From May

1988 to January 1998, Mr. Thompson was with the international accounting firm of Andersen, LLP, formerly known as Arthur Andersen. Mr. Thompson is a certified public accountant.

  Paul J. Cormier has served as Executive Vice President--Engineering since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier served as Director of Engineering, Internet Security and Collaboration Product and then Senior Director of Software Product Development, Internet Security Products for AltaVista Internet Software, a web portal and internet services company.

  Mark H. Webbink has served as Senior Vice President since February 2001, Secretary since July 2000, and General Counsel since May 2000. From September 1994 to April 2000, Mr. Webbink was an attorney with the law firm of Moore & Van Allen, PLLC, where he practiced in the areas of licensing, intellectual property transactions, general corporate and trademarks, representing numerous technology companies.

  Howard A. Jacobson has served as Senior Vice President--Corporate Development since February 2001, as Vice President--Corporate Development from September 2000 to February 2001, and as Director--Corporate Development from January 1999 to September 2000. From August 1995 to January 1999, Mr. Jacobson was an attorney with the law firm of Moore & Van Allen, PLLC, where he practiced intellectual property transaction law.

  James J. Neiser, Ph.D. has served as Senior Vice President since February 2001 and as Chief Marketing Officer since December 2000. From January 1994 to November 2000, Dr. Neiser was Vice President of Worldwide Distribution Channel Marketing and Customer Set Marketing with the Software Group of International Business Machines.

  Michael Tiemann has served as Red Hat's Chief Technology Officer since January 2000. Prior to joining Red Hat, he was a co-founder of Cygnus Solutions in 1989, and held various positions with Cygnus Solutions, including President, Director of Business Development and Director of Technical Marketing.

 Directors

  Eric Hahn has served as a director since April 1999. Mr. Hahn serves as the chairman of the compensation committee. Mr. Hahn is a founding partner of Inventures Group, a leading "mentor investment" venture capital firm. He served as Executive Vice President and Chief Technology Officer of Netscape from November 1996 until June 1998. Prior to serving as Netscape's Chief Technology Officer, from November 1995 to November 1996, Mr. Hahn was general manager of Netscape's Server Products Division, overseeing product development for Netscape's enterprise, internet and extranet servers. Mr. Hahn joined Netscape following its acquisition of Collabra Software, Inc., which Mr. Hahn founded in February 1993.

  Eugene J. McDonald has served as a director since June 2000. Mr. McDonald serves as the chairman of the audit committee. Mr. McDonald, who presently serves as Investment Counsel to Duke University, served as President of the Duke University Management Company, the asset management division of Duke University, and Executive Vice President of the university from April 1990 to September 2000. After joining Duke University in 1977 as Vice President and University Counsel, Mr. McDonald also held the positions of Chief Financial Officer and Chief Non-Academic Administrative Officer with the university. Mr. McDonald is also a director of National Commerce Bank Corporation, Incara Pharmaceuticals, Victory Funds, and Flag/Deustche Bank Funds.

  F. Selby Wellman has served as a director since January 2001. Mr. Wellman, who is presently retired, served as Senior Vice President and General Manager of the InterWorks Business Division of Cisco Systems, Inc. from June 1997 to August 2000. Mr. Wellman also served as corporate site executive for Cisco's Research Triangle Park, North Carolina facility. During Mr. Wellman's tenure with Cisco, which began in March 1995, Mr. Wellman also served as a Senior Vice President and senior executive for corporate marketing. Mr. Wellman is also a director of Workscape, HiddenMind, and the Microelectronics Center of North Carolina.

  Kevin Harvey has served as a director since August 1999. Mr. Harvey has been a managing member of the general partner of Benchmark Capital Partners, a venture capital firm, since January 1995. Mr. Harvey is also a director of Critical Path, Inc., Broadbase Software, Ashford.com, and several privately held companies.

  William S. Kaiser has served as a director since September 1998. Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been a general partner of the Greylock Limited Partnerships since January 1988. Mr. Kaiser is also a director of Open Market Inc., Clarus Corporation and Student Advantage, Inc.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During the fiscal year ended February 28, 2001, Kevin B. Thompson received a $200,000 relocation advance from the Company. The advance is non-interest bearing and is forgiven (a) ratably over four years provided Mr. Thompson remains in the employment of the Company or (b) immediately upon any termination of Mr. Thompson's employment without cause. During the last fiscal year, $29,167 of this advance was forgiven.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of April 23, 2001 (unless otherwise indicated), certain information regarding beneficial ownership of the Company's common stock (i) by each person who is known to beneficially own 5% of the outstanding common stock, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table on page 9, and (iv) by all directors and executive officers of the Company as a group.

                                                          Amount and    Percent of
                                                           Nature of      Common
                                                          Beneficial       Stock
  Name and Address (1)              Title(s)            Ownership(2)(3) Outstanding
  --------------------    ----------------------------  --------------- -----------
Robert F. Young (4).....  Chairman of the Board and 5%
                          Beneficial Owner                17,200,023       10.1

Marc Ewing (5)..........  5% Beneficial Owner             10,062,257        5.9

Matthew Szulik (6)......  President, Chief Executive
                          Officer and Director             5,361,670        3.1

Frank Batten, Jr. (7)...  5% Beneficial Owner
c/o Landmark
Communications
150 W. Brambleton Avenue
Norfolk, VA 23510-2075                                    23,656,228       13.9

William S. Kaiser (8)...  Director                           843,547          *

Eric Hahn...............  Director                           332,646          *

Kevin Harvey (9)........  Director                         4,042,823        2.4

Eugene J. McDonald......  Director                             1,000          *

F. Selby Wellman........  Director                                 0          *

Timothy J. Buckley        Executive Vice President and
 (10)...................  Chief Operating Officer          3,846,540        2.2

Kevin B. Thompson.......  Executive Vice President and
                          Chief Financial Officer                  0          *

Howard A. Jacobson        Senior Vice President--
 (11)...................  Corporate Development              128,415          *

Mark H. Webbink (12)....  Senior Vice President,
                          General Counsel, and
                          Secretary                           25,500          *
All executive officers
 and directors as a
 group (11 persons)
 (13)...................                                  33,777,164       19.2

--------
  * Less than one percent of the outstanding common stock.
 (1) Unless otherwise indicated, the address for each beneficial owner is c/o Red Hat, Inc., 2600 Meridian Parkway, Durham, N.C. 27713.
 (2) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to community property laws, if applicable.
 (3) The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
 (4) Includes 6,093,569 shares held of record by Nancy Young, Mr. Young's wife, 593,460 held by the Nancy R. Young GRAT dated April 28, 1999, 400,000 shares held of record by the Young Family Trust dated April 28, 1999 and 2,836,320 shares held of record by trusts for the benefit of Mr. Young's children.

    Mr. Young disclaims beneficial ownership of these shares. Also includes 593,460 shares held of record by the Robert F. Young GRAT dated April 28, 1999.
 (5) Includes 400,000 shares held of record by the Ewing Family Trust dated April 28, 1999 and 2,025,440 shares held of record by trusts for the benefit of Mr. Ewing's children. Mr. Ewing disclaims beneficial ownership of these shares. Also includes 1,186,921 shares held of record by the Marc Ewing GRAT dated April 28, 1999.
 (6) Includes 72,000 shares held of record by trusts for the benefit of Mr. Szulik's children. Mr. Szulik disclaims beneficial ownership of these shares. Also includes 52,509 shares held of record by the Matthew J. Szulik GRAT dated May 26, 1999. Also includes 3,711,902 shares of common stock issuable upon exercise of stock options.
 (7) Includes 2,215,753 shares held of record by the 1988 Batten Trust and 21,440,475 shares held of record by the 1998 Frank Batten, Jr. Grantor Annuity Trust.
 (8) Includes 62,101 shares held by Greylock IX Limited Partnership and 62,101 shares held by Greylock IX GP Limited Partnership. Mr. Kaiser is a general partner of Greylock IX GP Limited Partnership, the general partner of Greylock IX Limited Partnership. Mr. Kaiser disclaims beneficial ownership of these shares. Includes 20,000 shares of common stock issuable upon exercise of stock options.
 (9) Includes 3,565,232 shares held by Benchmark Capital Partners II, L.P. Mr. Harvey is a managing member of Benchmark Capital Management Co. II, L.L.C., the general partner of Benchmark Capital Partners II, L.P. Mr. Harvey disclaims beneficial ownership of these shares. Includes 20,000 shares of common stock issuable upon exercise of stock options.
(10) Includes 2,717,240 shares of common stock issuable upon exercise of stock options.
(11) Includes 100,000 shares of common stock issuable upon exercise of stock options.
(12) Includes 25,000 shares of common stock issuable upon exercise of stock options.
(13) Includes 6,594,142 shares of common stock issuable upon exercise of stock options.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

  The following table sets forth the annual and long-term compensation for each of the past three fiscal years of each of (i) the Company's Chief Executive Officer and (ii) each of the Company's four most highly compensated executive officers who were serving as of February 28, 2001 and whose annual compensation exceeded $100,000 (collectively, with the Chief Executive Officer, the "Named Officers")

                          SUMMARY COMPENSATION TABLE

                                                                 Long-Term
                                                                Compensation
                                         Annual Compensation(1)    Awards
                                         ---------------------- ------------
                                                                 Securities
                                         Fiscal Salary   Bonus   Underlying   All Other
Name and Principal Position               Year    ($)   ($)(2)   Options(#)  Compensation
---------------------------              ------ ------- ------- ------------ ------------
Matthew J. Szulik, President and Chief
Executive Officer......................   2001  233,771 152,312  1,000,000         --
                                          2000  170,207 100,000          0         --
                                          1999   53,958          5,345,140         --

Timothy J. Buckley, Executive Vice
President and Chief Operating Officer..   2001  188,333 226,875    200,000      38,087(3)
                                          2000  133,751          4,117,240         --

Kevin B. Thompson, Executive Vice
President and Chief Financial Officer..   2001   93,625  49,063    350,000      29,167(3)

Howard A. Jacobson, Senior Vice
President--Corporate Development.......   2001  129,875 146,375    200,000         --

Mark H. Webbink, Senior Vice
President, General Counsel and
Secretary..............................   2001  110,518  35,938    100,000         --

--------
(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.
(2) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(3) Relocation compensation.

Option Grants in Last Fiscal Year

  The following table sets forth grants of stock options pursuant to the Company's 1999 Stock Plan and the Company's 1998 Stock Plan granted during the fiscal year-ended February 28, 2001 to the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    Potential Realizable
                                                                                      Value at Assumed
                                                                                    Annual Rates of Stock
                                                                                     Price Appreciation
                                          Individual Grants (1)(2)                   for Option Term (4)
                         ---------------------------------------------------------- ---------------------
                              Number of      Percent of Total  Exercise
                             Securities      Options Granted      or
                             Underlying      to Employees in  Base Price Expiration
          Name           Options Granted (#)  Fiscal Year(3)    ($/Sh)      Date      5%($)      10%($)
          ----           ------------------- ---------------- ---------- ---------- ---------- ----------
Matthew J. Szulik.......      1,000,000            13.6        27.3125     6/29/10  17,176,685 43,529,090

Timothy J. Buckley......        200,000             2.7        27.3125     6/29/10   3,435,337  8,705,818

Kevin B. Thompson.......        150,000             4.8        17.8125     9/27/10   1,680,328  4,258,281
                                200,000                          7.031    11/28/10     884,352  2,241,121

Howard A. Jacobson......        100,000             2.7          21.75     5/12/10   1,367,846  3,466,390
                                100,000                        20.0625     7/26/10   1,261,720  3,197,446

Mark H. Webbink.........         25,000             1.4         27.875      5/1/10     438,261  1,110,639
                                 75,000                        20.0625     7/26/10     946,290  2,398,084

--------
(1) No stock appreciation rights were granted by the Company in the fiscal year ended February 28, 2001.
(2) Stock options were granted under the Company's 1999 Stock Option and Incentive Plan at an exercise price equal to the fair market value of the Company's common stock on the date of grant.
(3) Represents all options granted to the individual during fiscal 2001 as a percentage of all options granted to employees during fiscal 2001.
(4) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company's common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of the Company's common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Option Exercises and Fiscal Year-End Values

  The following table sets forth information with respect to options to purchase the Company's common stock granted under the Company's 1998 Stock Option Plan, as amended, the Company's 1999 Stock Option and Incentive Plan and the Company's 1999 Employee Stock Purchase Plan to the Named Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended February 28, 2001; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at February 28, 2001; and (iv) the value of such unexercised options at February 28, 2001.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                                  Value of
                                                         Number of Securities Underlying         Unexercised
                                                             Unexercised Options at         In-the-Money Options
                         Shares Acquired on    Value          February 28, 2001 (#)      at February 28, 2001 ($)(3)
          Name           Exercise (#)(1)(2) Realized ($)    Exercisable/Unexercisable     Exercisable/Unexercisable
          ----           ------------------ ------------ ------------------------------- ---------------------------
Matthew J. Szulik.......            0                0        3,345,140 / 1,000,000           $21,534,339 / $0

Timothy J. Buckley......            0                0          2,717,240 / 200,000           $17,492,233 / $0

Kevin B. Thompson.......            0                0                  0 / 350,000                    $0 / $0

Howard A. Jacobson......       45,000        1,513,328             75,000 / 200,000              $482,813 / $0

Mark H. Webbink.........            0                                   0 / 100,000                    $0 / $0

--------
(1) The number of shares disclosed reflects the 2-to-1 stock split effected by the Company on August 11, 1999 and the 2-to-1 stock split effected by the Company on January 10, 2000.
(2) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's common stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's common stock at the time of such sale.
(3) Value is based on the difference between the option exercise price and the fair market value at February 28, 2001, the fiscal year-end ($6.4375 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

                       EXECUTIVE EMPLOYMENT ARRANGEMENTS

  Matthew Szulik, Red Hat's Chief Executive Officer and President, is a party to an incentive stock option agreement and a non-qualified stock option agreement, which provides for the lapsing in full of Red Hat's repurchase right as to any unvested option shares upon the termination of his employment, either by Red Hat's successor without cause or by Mr. Szulik for good reason, following a change in control of Red Hat.

  Tim Buckley, Red Hat's Executive Vice President and Chief Operating Officer, is a party to an incentive stock option agreement and a non-qualified stock option agreement, which provides for the lapsing in full of Red Hat's repurchase right as to any unvested option shares upon the termination of his employment, either by Red Hat's successor without cause or by Mr. Buckley for good reason, following a change in control of Red Hat.

  Kevin B. Thompson is obligated to the Company for a $200,000 relocation advance. The advance is non-interest bearing and is forgiven (a) ratably over four years provided Mr. Thompson remains in the employment of the Company or
(b) immediately upon any termination of Mr. Thompson's employment without cause.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The compensation committee of the Board of Directors is currently composed of Kevin Harvey, William Kaiser and Eric Hahn, none of who is currently an officer or employee of the Company. Pursuant to the authority delegated by the Board of Directors, the compensation committee is responsible for (i) establishing and administering the base salaries and cash bonuses of the Company's executive officers and (ii) administering and making recommendations and awards under the Company's 1998 Stock Option Plan, as amended (the "1998 Plan"), 1999 Stock Option and Incentive Plan (the "1999 Plan") and the 1999 Employee Stock Purchase Plan (the "1999 ESPP").

  The Company's executive compensation programs are designed (i) to attract and retain experienced and well-qualified executives capable of leading the Company to meet its business objectives and (ii) to motivate them to enhance long-term stockholder value. In setting the compensation level for executive officers, the compensation committee is guided by the following considerations:

  . compensation levels should be competitive with compensation generally being paid to executives in the electronic commerce industry to ensure the Company's ability to attract and retain superior executives;

  . each individual executive officer's compensation should reflect the performance of the Company as a whole, the performance of the officer's business unit, if applicable, and the performance of the executive officer; and

  . a significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely stockholder and executive interests and to encourage stock ownership by executive officers.

  An executive's total compensation package includes a cash salary and bonus determined by the compensation committee, long-term incentive compensation in the form of stock options and various benefits, including a 401(k) retirement plan and medical insurance plans that are available to all employees of the Company. Salaries of the Company's Chief Executive Officer and the next four most highly compensated executives during fiscal 2001 are listed in the "Summary Compensation Table" found on page 9. The compensation committee reviews executive salaries at least once per year and, while it is not required to do so, it may in its discretion increase these salaries. The compensation committee attempts to keep the Company's compensation programs competitive by comparing them with those of other local and national companies in the industry. The compensation committee also attempts to balance the compensation level for an individual executive against his or her specific job requirements, including the individual's influence on obtaining corporate objectives.

  Cash Compensation. The compensation committee sets the annual salaries for individual executives by reviewing the salaries historically paid at the Company, the salaries paid by the Company's competitors to persons holding comparable positions and compensation studies prepared by independent third parties. The compensation committee determines any increases in annual salaries and bonuses based on a comparison of the executive's actual performance against his or her performance objectives, as well as on various subjective factors. The performance objectives for each executive depend on his or her area of responsibility and may include achievement of performance and financial objectives. Among the subjective factors considered by the compensation committee are the executive's ability to provide leadership, to develop the Company's business, to promote the Company's image with its customers and stockholders and to manage the Company's continuing growth.

  Equity Compensation. The Company's equity compensation program is designed to (i) provide long-term incentives to executive officers, (ii) tie compensation to creating long-term stockholder value, (iii) encourage executive officers to remain with the Company and promote the Company's business, and (iv) provide executives with the opportunity to obtain significant, long-term stock ownership in the Company's common stock.

  The compensation committee has granted options to executive officers as the long-term incentive component of the executive officers' total compensation package. The compensation committee generally grants options that become exercisable over a four-year period as a means of encouraging executives to remain with the Company and to promote its success. In fiscal 2001, the compensation committee only awarded the Company's executives stock options with exercise prices equal to the fair market value of the common stock on the date of grant. As a result, executives will benefit from these stock option grants only to the extent that the price of the Company's common stock increases.

  In deciding whether to grant options and in determining the number of shares to be subject to such options, the compensation committee generally reviews the option holdings of each of the executive officers, including the number of unvested options and the then-current value of such unvested options. The number of options granted to certain of the most highly compensated executive officers of the Company in fiscal 2001 is set forth in the table captioned "Option Grants in Last Fiscal Year" found on page 10. The total options held by each of these executives at February 28, 2001 is set forth in the table captioned "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" found on page 11.

  CEO Compensation. Compensation during fiscal 2001 for Mr. Szulik was determined in accordance with the policies applicable to the other executive officers of the Company described above. The compensation committee believes that Mr. Szulik's compensation was competitive with the compensation paid by other companies in its industry to their chief executive officers. The compensation committee determined Mr. Szulik's compensation based upon the Company's overall performance, the performance of his management team, the compensation paid by competing companies and the Company's prospects, among other objective and subjective factors, including the achievement of performance targets in accordance with the Company's executive compensation policies. The compensation committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation is based. Mr. Szulik's annual compensation for the fiscal year ended February 28, 2001 is reflected in the table captioned "Summary Compensation Table" found on page 9. The compensation committee granted options to Mr. Szulik in fiscal 2001 as reflected in the table captioned "Option Grants in Last Fiscal Year" found on page 10. The total options held by Mr. Szulik at February 28, 2001 is set forth in the table captioned "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" found on page 11.

  Tax Matters. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The compensation committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the compensation committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

                                          Respectfully submitted,

                                          THE COMPENSATION COMMITTEE

                                          Kevin Harvey
                                          William Kaiser
                                          Eric Hahn

                            AUDIT COMMITTEE REPORT

  The audit committee of the Board of Directors (the "Committee") is currently composed of Kevin Harvey, William Kaiser and Eugene J. McDonald, none of who is currently an officer or employee of the Company. Mr. McDonald serves as Chairman of the Committee. Each of the Committee members has requisite experience in finance and accounting, each is independent within the definition of independence as set forth in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards as applicable and as modified or supplemented.

  On April 26, 2000, the Board of Directors adopted a written charter for the Committee, a copy of which is appended hereto as an Appendix. Pursuant to that charter, the Committee has:

  1. reviewed and discussed the audited financial statements with management;

  2. discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S) 380), as modified or supplemented;

  3. received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and discussed with the independent accountants the basis for the firm's independence; and

  4. based on the review and discussions referred to in paragraphs 1-3 above, recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          THE AUDIT COMMITTEE

                                          Kevin Harvey
                                          William Kaiser
                                          Eugene J. McDonald


                            INDEPENDENT ACCOUNTANTS

Selection and Presence at the Annual Meeting

  Upon the recommendation of the audit committee, the Board of Directors has selected PricewaterhouseCoopers, LLP to serve as the Company's independent accountants for the fiscal year ending February 28, 2002. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

  The aggregate fees billed by PricewaterhouseCoopers, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended February 28, 2001 and the review of the Company's quarterly financial statements during the fiscal year were $238,701.

All Other Fees

  The aggregate fees billed by PricewaterhouseCoopers, LLP during the fiscal year ended February 28, 2001 for professional services rendered in the preparation of the Company's tax returns and for other consulting services rendered in association with improving the Company's internal controls, acquisitions, and formation of new subsidiaries were $829,853. The audit committee considers the provision of these services to be compatible with maintaining the principal accountant's independence.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the yearly change in the cumulative total stockholder return on Red Hat's common stock during the period from August 11, 1999 through February 28, 2001, with the cumulative total return on the Nasdaq Market Index as reported by Media General Financial Services and the MG Group Index for Internet software and services as reported by Media General Financial Services. The comparison assumes $100 was invested on August 11, 1999 in Red Hat's common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

        [PERFORMANCE GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]
                    ASSUMES $100 INVESTED ON AUG. 11, 1999
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING FEB. 28, 2001
                                8/11/1999       2/28/2000       2/28/2001
---------------------------------------------------------------------------
RED HAT, INC.                   100.0           233.13          24.73
INTERNET SOFTWARE & SVCS        100.0           247.25          41.65
NASDAQ MARKET INDEX             100.0           174.33          81.59

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
C. The Index level for all series was set to 100.0 on August 11, 1999.
D. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
E. The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from the Media General Financial Services, Richmond, Virginia, a source management believes to be reliable, but the Company is not responsible for any errors or omissions in such information.

                          PROPOSAL NO. 2--APPROVAL OF
                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                         TO INCREASE AUTHORIZED SHARES

Proposed Amendment

  The Board of Directors on April 23, 2001 adopted resolutions approving an amendment of the Company's certificate of incorporation to increase the authorized shares of common stock from 225,000,000 shares to 300,000,000 shares and directing that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting. The Board of Directors determined that the amendment is in the best interests of the Company and unanimously recommends approval by the stockholders. If the stockholders approve the amendment, the Company will file a certificate of amendment with the Delaware Secretary of State reflecting the amendment, which will become effective on the date the certificate of amendment is accepted for filing.

  The Board of Directors recommends a vote FOR approval of Proposal No. 2.

Background And Reasons for the Proposal

  The certificate of incorporation presently authorizes the issuance of up to 225,000,000 shares of common stock and 21,972,726 shares of preferred stock. No shares of preferred stock are issued and outstanding. Of the 225,000,000 shares of common stock authorized, as of the close of business on June 4, 2001 there were 169,832,084 shares of issued and outstanding and 27,714,046 shares reserved for future issuance. Of the shares then reserved for future issuance,
(i) 2,439,900 shares were reserved for issuance pursuant to outstanding warrants; (ii) 13,000,000 shares were reserved for issuance under the Company's 1999 Stock Option and Incentive Plan; (iii) 6,740,132 shares were reserved for issuance under the Company's 1998 Stock Option Plan; (iii) 1,393,144 shares were reserved for issuance under the Company's Employee Stock Purchase Plan; and (iv) 4,140,870 shares were reserved for issuance pursuant to outstanding options granted under the various stock option plans assumed by the Company in its acquisitions.

  After deducting outstanding and reserved shares, of the 225,000,000 shares of common stock presently authorized, there are 27,453,870 authorized shares that have not been issued and are not reserved for a specific purpose. The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of common stock to make additional shares available for issuance to meet the Company's future business needs. The increase in shares not reserved for any specific purpose would give the Company the flexibility to meet business needs as they arise in the future.

  The Company's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares of common stock proposed to be authorized by the amendment. The Board of Directors believes the availability of such shares will benefit the Company by providing flexibility to issue stock for a variety of other proper corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by law, regulation or stock exchange rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition or merger into the Company of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or distributions and other bona fide corporate purposes. Were any of these situations to arise, the issuance of additional shares of stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power in the Company. Holders of the common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of stock of the Company in order to maintain their proportionate ownership interest.

  Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction directed to the combination of the Company with another company), the current proposal to amend the certificate of incorporation is not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. As of the date of this Proxy Statement, management is not aware of any actions taken by any person or group to obtain control of the Company. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

Provisions with Potential Anti-Takeover Effect

  Although the purpose of seeking an increase in the number of authorized shares of common stock is not intended for anti-takeover purposes, the rules of the Securities and Exchange Commission require disclosure of the provisions of the Company's certificate of incorporation and bylaws that could have an anti-takeover effect. The 1999 Stock Option and Incentive Plan and the laws of the State of Delaware contain additional provisions that also may have the effect of delaying, deterring or preventing a change in control of the Company. These provisions are described below.

  Certificate and Bylaws. The certificate of incorporation and bylaws contain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company, including: (i) the requirement that special meetings of stockholders may only be called by certain members of management;
(ii) a bar to the use of written consents of stockholders in lieu of a meeting; (iii) the prohibition of cumulative voting in the election of directors; (iv) the requirement of advance notice and certain information for stockholder nominations of directors; (v) the right of the Board of Directors to consider non-economic factors in evaluating a takeover bid; (vi) a prohibition against the removal of any director for other than cause; (vii) staggered terms of office for directors; (viii) the requirement that Board of Directors vacancies be filled only by the remaining directors; (ix) the requirement for a supermajority vote to approve certain amendments to the certificate of incorporation; (x) the requirement for a supermajority vote for the stockholders to amend the bylaws; and (xi) ability of the board of directors under the certificate of incorporation to authorize the issuance of up to 5,000,000 shares of preferred stock, in one or more series, having such preferences, limitations and relative rights as are determined by the Board of Directors.

  1999 Stock Option and Incentive Plan. The 1999 Stock Option and Incentive Plan provides that, in the event of a change in control of the Company, the board of directors may accelerate the vesting of options and such options would be exercisable effective immediately.

  Delaware Anti-Takeover Statute. Section 203 of the Delaware General Corporation Law ("DGCL"), commonly referred to as the "Delaware Anti-Takeover Statute." Section 203 inhibits would-be acquirors from conducting hostile business consolidations by imposing a three-year waiting period on such transactions from the time the acquiror becomes an "Interested Stockholder" unless the acquiror: (i) acquires over 85% of the target company's stock in the transaction in which he becomes the interested party; (ii) the transaction is approved by the board of directors and two-thirds of the outstanding shares not held by the acquiror after the interested stockholder acquires his shares; or (iii) the transaction is approved by the board of directors of the target prior to the acquiror's share acquisition. An "Interested Stockholder" is defined as a person who, at the time of determination of whether a person is an interested stockholder, (a) beneficially owns 15% or more of the Company's common stock; or (b) is an affiliate or associate of the Company and beneficially owned 15% or more of the Company's common stock at any time within three years of the date of the determination.

                     PROPOSAL NO. 3--APPROVAL OF AMENDMENT
                  TO THE 1999 STOCK OPTION AND INCENTIVE PLAN

General

  The Board of Directors on May 25, 2001 adopted an amendment to the Company's 1999 Stock Option and Incentive Plan (the "Plan"), subject to approval of the stockholders, to increase then number of shares of common stock that may be issued under the plan by 15,000,000 shares. As of May 31, 2001, there were options to purchase 7,184,957 shares outstanding under the Plan and 5,815,043 shares authorized for future awards, for a total of 13,000,000 shares reserved for issuance pursuant to the plan. The Plan provides that the exercise price of options awarded under the Plan will be determined by the board of directors or its designee.

  The ability to offer stock through options has been and will continue to be a necessary and beneficial method by which the Company can attract and retain competent personnel. The Board of Directors believes that the Plan will continue to promote the growth and prosperity of the Company by providing employees and others with an additional incentive to contribute their best efforts to the Company. The Board of Directors believes that options create this incentive by providing the recipient an opportunity to acquire a proprietary interest in the Company and thereby providing a means to participate in the future growth of the Company.

  The Board of Directors recommends a vote FOR approval of Proposal No. 3.

Description of Plan

  The following description of the Plan is merely a summary of some of its terms and provisions, is not intended to be a complete description of the Plan and is qualified in its entirety by reference to the full text of the Plan. The Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is not a qualified plan under Section 401 of the Code.

Nature and Purpose

  The Plan provides for grants to participants in the form of incentive stock options, nonqualified stock options, restricted stock awards and other stock-based awards. All awards made under the Plan prior to the date of this Proxy Statement have been either incentive stock options or nonqualified stock options.

  The Plan is designed, for the benefit of the Company, to attract and retain personnel of exceptional ability; to motivate such personnel through added incentives to make a maximum contribution to greater profitability; to develop and maintain a highly competent management team; and to be competitive with other similar companies with respect to executive and non-executive compensation.

Administration

  The Plan is administered by the compensation committee, as designated by the Board of Directors. The compensation committee has the exclusive right to interpret, construe and administer the Plan and to select the persons eligible to receive awards. The compensation committee determines the number of shares subject to an award and the form, terms, conditions and duration of each award. The compensation committee's decisions are conclusive, final and binding upon all parties.

  The compensation committee has broad discretion to adopt rules, regulations and procedures of general application for the administration of the Plan. In addition, the compensation committee has full power and authority to determine whether, to what extent and under what circumstances any award under Plan may be canceled or suspended if a participant's employment status with the Company changes.

Securities To Be Offered

  The Company has been authorized to issue an aggregate of 13,000,000 shares of common stock under the Plan since the inception of the Plan in 1999. Of that amount, as of May 31, 2001 there have been no shares issued pursuant to exercises of previously granted options, 7,184,957 shares are reserved for issuance pursuant to outstanding options and 5,815,043 shares are available for future awards. The proposed amendment to the Plan will increase the number of authorized shares issuable under the Plan by 15,000,000 shares. Common stock subject to awards under the Plan will be made available from the authorized and unissued shares of common stock. The last sale price of the common stock on May 31, 2001 on the Nasdaq Stock Market was $5.45 per share.

  To the extent any shares of common stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, such shares are not charged against the aggregate number of shares available for awards under the Plan and may again be awarded under the Plan. This would occur, for example, upon a termination, expiration or cancellation of a stock option under the Plan.

  The compensation committee will make equitable adjustments upon the occurrence of certain events that result in changes in the outstanding shares of common stock or that result in exchanges of shares of common stock for a different number or class of common stock or other securities of the Company or another corporation. These events include, without limitation, (i) a reorganization or recapitalization of the Company or reclassification of its shares, (ii) a stock split-up, stock dividend or consolidation of shares of common stock, (iii) a merger, consolidation or sale of assets of the Company, or (iv) any distribution to stockholders other than a cash dividend. Under such circumstances, adjustments may be made by the compensation committee in the limitation on the aggregate number of shares of common stock that may be awarded under the Plan, the number and class of shares that may be subject to an award, the terms, conditions or restrictions applicable to outstanding stock options, including the purchase price for shares of common stock and the limitation on annual grants to an individual participant of a grant of options to purchase in excess of 6,250,000 shares of common stock described under "Incidents of Stock Options" below.

  The compensation committee is also authorized to make adjustments in performance-based criteria or in the terms and conditions of other awards under the Plan in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The compensation committee may also correct any defects or omissions or reconcile any inconsistencies in the Plan or any agreements evidencing awards under the Plan in the manner and to the extent it shall deem desirable. Moreover, the compensation committee may, in its discretion, make such adjustments in the terms of awards under the Plan as it deems appropriate if the Company assumes any outstanding employee benefit awards or the right or obligation to make future awards in connection with the acquisition of any other entity.

Eligible Participants

  The compensation committee has the exclusive right to determine those persons eligible to participate in the Plan and will select the persons eligible to receive awards. Subject to the foregoing, any employee of the Company, as well as any other consultant or advisor to the Company, including directors, may participate in the Plan if the compensation committee determines such participation is in the best interest of the Company, subject to any limitations as may be provided by applicable law or the board of directors. As of May 31, 2001 the Company had approximately 700 employees (including part-time employees) and seven directors, five of whom were not employees of the Company.

Types of Awards

  The compensation committee has broad discretion to determine the terms and conditions of incentive stock options, nonqualified stock options, restricted stock awards and other stock grants granted under the Plan. Each award granted will be evidenced by a written agreement setting forth the terms and conditions of the award. Each such agreement will also be subject to and incorporate the applicable terms and conditions of the Plan and any other terms and conditions, not inconsistent with the Plan, required by the compensation committee.

Incentive Stock Options

  The Company is authorized to grant incentive stock options ("ISOs") that may be entitled to favorable tax treatment under Section 422 of the Code. See "Tax Effects of Awards Under the Plan" below. ISOs may be granted to eligible participants under the Plan at such time or times as determined by the compensation committee until June 2, 2009, subject to certain conditions described below.

  The exercise price of an ISO under the Plan may not be less than 100% of the fair market value of the common stock at the date of grant (110% for 10% owners of the Company). The fair market value of the common stock for any day in question will be determined for purposes of the Plan based upon the last sale price of the common stock on The Nasdaq Stock Market. The compensation committee is also authorized to establish an alternate method of determining fair market value of the common stock.

  An ISO granted under the Plan must be exercised in whole or in part from time to time within 10 years from the date of grant, or such shorter period as specified by the compensation committee in the corresponding award agreement. Upon a termination of employment of the optionee with the Company, as determined by the compensation committee in its discretion, the ISO will lapse and cease to be exercisable upon, or within such period following, the termination of employment, as determined by the compensation committee and provided in the award agreement. In no event, however, can the period of time during which an ISO remains exercisable following a termination of employment exceed three months, unless employment is terminated because of death or disability of the optionee, or death occurs following termination of employment and while an ISO was still exercisable. In either case, the period of time during which an ISO right may be exercised cannot exceed one year after the date of death or, if termination arose as a result of a disability, one year from the date of disability. In no event can the period of time following a termination of employment during which an ISO may be exercised extend beyond the original exercise period of the ISO.

  The amount of ISOs first exercisable by any one participant in any calendar year that may receive favorable tax treatment as ISOs may not exceed $100,000. To the extent the aggregate fair market value of the shares of common stock with respect to which ISOs are first exercisable in a calendar year by an eligible participant exceeds $100,000, such options will be treated as nonqualified stock options. The aggregate fair market value of the common stock for these purposes is determined as of the date the ISO is granted.

  An ISO granted under the Plan also will be subject to such other terms and conditions as the board of directors deems necessary to impose in order to qualify the ISO under Section 422 of the Code, as well as any other terms and conditions not inconsistent with applicable law and the ISO provisions of the Plan as determined by the compensation committee.

Nonqualified Stock Options

  The Company may also grant nonqualified stock options ("NQSOs") to eligible participants to purchase shares of common stock at such time or times as determined by the compensation committee. These stock options will not be eligible for the favorable tax treatment available to ISOs under Section 422 of the Code. The exercise price of an NQSO under the Plan will be established by the compensation committee in the agreement evidencing the award but may not be less than 100% of the fair market value of the common stock on the date of grant.

  An NQSO under the Plan will be exercisable in full or in part from time to time as specified by the compensation committee or in the corresponding award agreement. Upon termination of employment of the optionee, the NQSO will lapse and cease to be exercisable upon, or within such period following, the termination of employment as determined by the compensation committee and specified in the award agreement. The period of time during which the NQSO may be exercisable following termination of employment cannot exceed three months except in certain circumstances. If the termination of employment is as a result of death or disability, such period may not exceed one year after the date of death or disability. If death occurs following termination of employment while the NQSO remains exercisable, such period may not exceed one year after the date of death. In no event will such period extend the original exercise period of the NQSO. An NQSO also may be subject to such other terms and conditions, not inconsistent with the Plan, as determined by the compensation committee.

Restricted Stock Awards

  The compensation committee may grant awards entitling recipients to acquire shares of the Company's common stock, subject to (i) delivery to the Company by the recipient of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the compensation committee in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established by the board for such award. The compensation committee shall determine the terms and conditions of any such restricted stock award. As of the date of this Proxy Statement, no restricted stock awards had been granted.

Incidents of Stock Options

  Each stock option granted under the Plan will be subject to such terms and conditions, not inconsistent with the Plan, as may be determined by the compensation committee.

  Except as provided otherwise by the compensation committee, a stock option granted under the Plan will not be transferable by the participant.

  The purchase price for shares of common stock upon exercise of a stock option under the Plan will be payable in such amounts, at such times, and upon such terms as will be determined by the compensation committee. The compensation committee may establish payment terms for the exercise of stock options that permit the participant to deliver shares of common stock with a fair market value equal to the stock option exercise price as payment upon exercise of a stock option.

  No cash dividends will be paid on shares of common stock subject to unexercised stock options under the Plan.

  To the extent a participant may be required to pay the Company amounts with respect to income and employment tax withholding in connection with the exercise of NQSOs and/or with respect to certain dispositions of common stock acquired upon exercise of ISOs, the compensation committee, in its sole discretion, may permit the participant to satisfy the obligation by making an irrevocable election that a portion of the total fair market value of the applicable shares of common stock be applied to the satisfaction of the withholding obligations.

  No participant may be granted, in any fiscal year of the Company, options to purchase more than 6,500,000 shares of common stock.

Effects of Acquisition

  In the event of an acquisition of the Company, any or all of the then-outstanding options granted may, in the discretion of the compensation committee, become fully vested and, except as cashed out (as described below), exercisable effective immediately prior to the acquisition. The compensation committee in its discretion may direct that the value of all outstanding stock options, in each case to the extent vested, be cashed out on the basis of the acquisition within a specified period of time following the date of notice of such acquisition. The compensation committee has discretion to take such actions that are not inconsistent with these terms as the compensation committee deems necessary or advisable in the event of an acquisition.

  An "acquisition" means (a) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (b) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or (c) any other acquisition of the business of the Company as determined by the compensation committee.

Amendment and Termination

  The Plan will continue in effect until terminated by the compensation committee. Notwithstanding the perpetual nature of the Plan, no awards may be granted under the Plan after June 2, 2009.

  The compensation committee may amend, suspend or terminate the Plan, or any portion thereof, at any time. To the extent required by Code Section 422, no amendment to the Plan may be made without approval by the Company's stockholders that would make certain changes, including (i) altering the group of persons eligible to participate in the, (ii) increasing the maximum number of shares of common stock or stock options available for awards under the Plan (except as otherwise provided in the Plan), (iii) extending the period during which ISOs may be granted under the Plan beyond June 2, 2009, (iv) limiting or restricting the powers of the compensation committee in administering the Plan, (v) changing the definition of participants eligible for ISOs or increasing the limit or value of shares of common stock for which eligible participants may be granted ISOs under the Plan, (vi) materially increasing the benefits accruing to participants under the Plan, (vii) materially modifying the requirements of eligibility for participation in the Plan or
(viii) changing the amendment provisions of the Plan.

  Notwithstanding the foregoing, no amendment to or discontinuation of the Plan or any provision thereof may adversely affect any award previously granted to a participant under the Plan without the written consent of such participant. The compensation committee is empowered to determine whether an amendment or discontinuation adversely affects any existing award.

Transfer Restrictions

  Participants under the Plan may be restricted under certain circumstances in their ability to transfer shares of common stock purchased or awarded under the Plan. Transfer restrictions may be imposed by virtue of the provisions of the Plan and the applicable award agreement and/or by application of the federal and state securities laws.

Tax Effects of Awards Under the Plan

  The following discussion of the federal income tax consequences of awards granted under the Plan is intended only as a summary of the present federal income tax treatment of stock options under the Plan. The federal income tax laws pertaining to the Plan are highly technical, and such laws are subject to change at any time. This summary does not discuss the tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside. Some variations on the federal income tax effects of Plan participation described below may occur with respect to participation by persons subject to Section 16(b) of the Exchange Act.

  Incentive Stock Options. Although the Company has obtained neither a letter ruling from the IRS nor an opinion of counsel stating that the ISO provisions of the Plan constitute an incentive stock option plan under the Code, it is expected that the options granted under the ISO provisions of the Plan will qualify as ISOs for federal income tax purposes.

  In general, no taxable income will be realized by an optionee, and no federal income tax deduction will be allowed to the Company, upon the grant or exercise of an ISO. The federal income tax consequences of a disposition of common stock received pursuant to the exercise of an ISO will depend upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the later to occur of (a) two years from the date of the grant of the ISO or (b) one year after the date of the transfer of the shares to him (the "Holding Period"), then any gain or loss to the optionee will be taxed as a capital gain or loss according to the rules of sales and exchanges generally. The amount subject to tax will be the difference between the amount realized and the optionee's cost basis in the shares of common stock, which difference will be a capital gain or loss if the shares are held as a capital asset. In such event, the Company will not be entitled to a tax deduction by reason of the disposition. For purposes of this discussion, "disposition" means a lifetime transfer of legal title, such as by sale, exchange, or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.

  A "disqualifying disposition" takes place if the optionee makes a disposition of the shares of common stock acquired through the exercise of an ISO before satisfying the Holding Period. If a "disqualifying disposition" occurs, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (a) the fair market value of the common stock on the date of exercise of the ISO minus the option price or (b) the amount realized on the disposition minus the option price. The excess, if any, of the realized gain over the ordinary income component will be taxable as capital gain. Upon the occurrence of a "disqualifying disposition," the Company will be entitled to deduct, as compensation paid, the amount so included as ordinary income by the optionee.

  The federal alternative minimum tax consequences of the exercise of an ISO under the Plan may differ from the general federal income tax consequences of such exercise. The difference between the option price and the fair market value of the shares upon exercise will be a preference item subject to the federal alternative minimum tax.

  Nonqualified Stock Options. Holders of NQSOs will not be entitled to the special tax treatment afforded by Sections 421 and 422 of the Code in connection with ISOs. Under the Code, an optionee granted an NQSO will realize no taxable income upon grant of the NQSO but will be deemed to have realized ordinary taxable income equal to the excess of the fair market value of the stock acquired at the time of the exercise of the NQSO over the option price paid. If the optionee is an employee, the Company will be required for federal income tax purposes to withhold tax on the amount of income realized by the optionee in the transaction. The Company will be entitled to a deduction for federal income tax purposes in the year the optionee must report the income in an amount equal to the ordinary income realized by the optionee as a result of exercise of his NQSO.

  An optionee's tax basis in shares acquired upon the exercise of an NQSO will be the fair market value of such shares used to determine the amount of ordinary taxable income reported by the optionee with respect to the exercise of the NQSO. Upon any sale of such shares of common stock, the optionee's gain or loss will therefore equal the difference between the sale price and such tax basis. Any such gain or loss will be short or long-term capital gain or loss, depending on whether the shares have been held for at least 12 months.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than the close of business on February 22, 2002 (the one hundred twentieth (120th) day prior to the first anniversary of the date of this proxy statement) nor earlier than the close of business on January 23, 2002 (the one hundred fiftieth (150th) day prior to the first anniversary of the date of this proxy statement).

                           EXPENSES AND SOLICITATION

  The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Proxy Statement, the proxy and any additional soliciting materials sent by the Company to stockholders. The Company has retained the services of Mellon Investor Services to assist in the solicitation of proxies from the Company's stockholders. The fees to be paid to Mellon Investor Services by the Company for these services are not expected to exceed $10,500, plus reasonable out-of-pocket expenses. Further, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation.

                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended February 28, 2001 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended February 28, 2001, with the following exception(s): one Initial Statement of Beneficial Ownership of Securities on Form 3 was filed late for Eugene J. McDonald and one Statement of Changes in Beneficial Ownership of Securities on Form 4 was filed late for Timothy J. Buckley.

                                   APPENDIX

                            AUDIT COMMITTEE CHARTER

A. Purpose and Scope

  The primary function of the Audit Committee (the "Committee") is to assist the Compensation committee in fulfilling its responsibilities by reviewing:
(i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public; and (ii) the Corporation's internal financial and accounting controls.

B. Composition

  The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

  All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

  The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

  The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. Responsibilities and Duties

  To fulfill its responsibilities and duties, the Committee shall:

 Document Review

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-
    K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

3. Take steps designed to ensure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

 Independent Accounting Firm

4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or recommend such replacement for shareholder approval in any proxy statement).

5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationship or services that may impact its independence. The Committee, shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

 Financial Reporting Process

9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

 Compliance

10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

 Reporting

11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                 RED HAT, INC.

          Annual Meeting of Stockholders to be held on August 2, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Matthew J. Szulik and Kevin B. Thompson and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Red Hat, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on August 2, 2001, at 10:00 a.m. local time, at the Company's headquarters located at 2600 Meridian Parkway, Durham, North Carolina, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 19, 2001, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR the election of directors, the amendment of the Certificate of Incorporation, and the amendment of the Red Hat, Inc. 1999 Stock Option and Incentive Plan.

                               SEE REVERSE SIDE

[X] Please mark votes as in this example.
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.

1. To elect two members to the Board of Directors to serve for a three-year term as a Class II Director:

      NOMINEES:  Matthew J. Szulik    [_] FOR       [_] WITHHOLD
                 Eugene J. McDonald   [_] FOR       [_] WITHHOLD

2. To approve an amendment to the Company's certificate of incorporation to increase the number of shares of common stock that the Company is authorized to issue from 225,000,000 to 300,000,000.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

3. To amend the Red Hat, Inc. 1999 Stock Option and Incentive Plan to increase the number of shares of common stock authorized for awards under the Plan from 13,000,000 to 28,000,000.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

4. To transact such other business as may properly come before the meeting and any adjournment thereof.

[_]   MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW


------------------------------

------------------------------

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by an authorized person.

------------------------------
   Signature of Stockholder

Date:____________________, 2001


------------------------------
  Signature if held jointly

PLEASE COMPLETE, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR OTHERWISE PROVIDE YOUR PROXY BY TELEPHONE OR THE INTERNET.

I/We will attend the meeting. [_] YES  [_] NO